WT HOLDING COMPANY, INC.

BY-LAWS

Adopted as of December 20, 2002

WT HOLDING COMPANY, INC.

BY-LAWS

Page

ARTICLE I
Offices

ARTICLE II
Meetings of Stockholders

ARTICLE III
Board of Directors

ARTICLE IV
Notices

ARTICLE V
Officers

ARTICLE VI
Contracts, Checks, Bank Accounts, Etc.

ARTICLE VII
Shares

WT HOLDING COMPANY, INC.

BY-LAWS

ARTICLE I

Offices

Section 1. Principal and Registered Office. The Corporation's principal office shall be in the City of Huntsville, County of Madison, State of Alabama. The Corporation's registered office in the State of Delaware shall be in the City of Wilmington, County of New Castle.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the States of Alabama and Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require to the extent not prohibited by law.

ARTICLE II

Meetings of Stockholders

Section 1. Location. All meetings of stockholders shall be held at the Corporation's principal office in Huntsville, Alabama, or at such other place either within or without the States of Alabama or Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

Section 2. Annual Meetings. Annual meetings of stockholders shall be held on a date as determined by the Board of Directors. At the annual meeting, the stockholders shall elect a Board of Directors by plurality vote, and shall transact any other business as may properly come before the meeting. All elections of directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation.

Section 3. Notice of Annual Meeting. Written notice of the annual meeting stating the place, day and hour of the meeting shall be given to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 4. Special Meetings. Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman or the President, or a majority of the Board of Directors, or upon the written request

of stockholders owning not less than ten percent (10%) of all shares of capital stock ("Shares") of the Corporation issued and outstanding and entitled to vote at such meeting. Such request by the stockholders shall state specifically the purpose or purposes of the proposed meeting.

Section 5. Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 6. Stockholder List. The officer who has charge of the Corporation's stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the stockholder list or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 7. Business of Special Meetings. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 8. Quorum. The holders of a majority of the Shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by the Delaware General Corporation Law or the Certificate of Incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Every meeting of the stockholders may be adjourned from time to time until its business is completed, and except as provided herein or by applicable law, no notice need be given of such adjourned meeting.

Section 9. Action by Stockholders. When a quorum is present at any meeting, the vote of the holders of a majority of the Shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which

by express provision of the Delaware General Corporation Law or the Certificate of Incorporation, a different vote is required, in which case, such express provision shall govern and control the decision of such question.

Section 10. Voting. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each Share having voting power held by such stockholder. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after 3 years from its date, unless the proxy provides for a longer period.

Section 11. Action Without a Stockholders' Meeting. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shares entitled to vote thereon were present and voted.

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this By-Law to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

ARTICLE III

Board of Directors

Section 1. General Powers; Number, Tenure and Qualifications. The Corporation's business, properties and affairs shall be managed by its Board of Directors, comprised of not less than two (2) nor more than ten (10) persons (the number of directors to be determined by resolution of the Board of Directors from time to time). Directors shall be elected at each annual meeting of the stockholders, and shall hold office until the next succeeding annual meeting of stockholders or until their successors are elected and qualified.

Section 2. Vacancies. Vacancies in the Board shall be filled by the affirmative vote of a majority of the remaining directors even though such remaining directors constitute less than a quorum of the Board of Directors. A director elected to fill a vacancy shall serve until the next

annual meeting of stockholders. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual or special meeting of stockholders. If there are no directors in office, then the stockholders may hold a special meeting to elect directors.

Section 3. Location of Meetings. Meetings of the Board of Directors, regular or special, shall be held at the Corporation's principal office unless otherwise specified in the notice thereof, in which event the meeting shall be held where specified in the notice, either within or without the State of Delaware.

Section 4. Organizational Meetings. The first meeting of each newly-elected Board of Directors shall be held on the day and time specified by the Corporation's Board of Directors. No notice of such meeting shall be necessary to the newly-elected directors in order to legally constitute the meeting, provided a quorum is present.

Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors by resolution may determine.

Section 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman or President on twenty-four (24) hours' personal, telephonic or telegraphic notice to each director, or on three days' written notice to each director. Upon the written request of two or more directors, special meetings shall be called by the Chairman, President or Secretary, and appropriate notice given. Any notice or waiver thereof of a special meeting, whether personal, telephonic, telegraphic or written, need not include a statement of the business to be transacted at, nor the purposes of, such special meeting. Meetings of any committee of the Board may be called by the Chairman, the President, or by the chairman of the committee, at any time upon such notice to each member of such committee as is required to be given for special meetings of the Board of Directors.

Section 7. Meetings by Conference Telephone, etc. Meetings of the Board of Directors or of any committee thereof, may be held by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at any such meeting.

Section 8. Quorum. At all meetings of the Board of Directors, a majority of the directors then holding office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may otherwise specifically be provided by the Delaware General Corporation Law, the Certificate of Incorporation, or these By-Laws. At all meetings of a committee of the Board of Directors, a majority of the members of the committee shall constitute a quorum for the transaction of business and the act of a majority of the members present shall be the act of the committee, except as may otherwise specifically be provided by the Delaware General Corporation Law, the Certificate of Incorporation, or these By-Laws. If a quorum is not present at any meeting

of the Board of Directors or a committee thereof, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent setting forth the action taken is signed by all members of the Board or committee, as the case may be, and such written consent or consents are filed with the minutes of proceedings of the Board or committee. Such consents shall have the same effect as a unanimous vote of the Board of Directors.

Section 10. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution or resolutions of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amend these By-Laws, declare a dividend, authorize the issuance of Shares or adopt a certificate of ownership and merger pursuant to Delaware General Corporation Law, Section 253. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 11. Committee Minutes and Reports. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors whenever required or requested.

Section 12. Compensation. The Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated salary as directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be compensated for attending committee meetings.

Section 13. Transactions with Directors, etc. Insofar as not prohibited by applicable law, no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee thereof which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

(a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or committee which, in good faith, authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors are less than a quorum; or

(b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV

Notices

Section 1. Manner of Giving Notice. Except as otherwise required by the Delaware General Corporation Law, whenever notice is required to be given to any director or stockholder, such notice requirement can be satisfied by giving written notice by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given in person, or by telegram or telephone. The Secretary shall give, or cause to be given, the notices required to be given by the Delaware General Corporation Law or by these By-Laws of all meetings of the stockholders, and of the Board of Directors and its committees.

Section 2. Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation, a written waiver, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a persons at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.

ARTICLE V

Officers

Section 1. Officers, Elections, Terms. The Board of Directors shall elect the officers of the Corporation, which shall consist of a President, a Secretary, and a Treasurer. The Board of Directors may elect a Chairman of the Board, one or more Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries, and such other officers as the Board of Directors may from time to time deem proper. The Corporation's officers shall be elected by the Board of Directors to serve for a term of one year and until their respective successors are elected and qualified. If the officers or any of them for any reason should not be elected at the regular annual meeting of the Board of Directors, they may be elected at any regular or special meeting of the Board. Any person may hold two or more of the offices in the Corporation except the same person may not serve as President and Secretary. The Board of Directors may in its discretion designate one or more of the Vice Presidents as Executive or Senior Vice Presidents.

Section 2. Duties of the Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and Board of Directors. He shall have authority to execute bonds, mortgages, and other contracts requiring a seal, under the seal of the Corporation; he shall have power to endorse, when sold, assigned, transferred or otherwise disposed of by Corporation, all certificates or shares of stock, bonds, or other securities issued by other corporations, associations, trusts, whether public or private, or by any government or agency thereof, and owned or held by the Corporation, and to make, execute and deliver all instruments of assignment or transfer of any such stocks, bonds or other securities. He may, with the approval of the Board, or shall, at the Board's discretion, delegate any or all of such duties to the President.

Section 3. Duties of the President. The President shall be the Corporation's chief executive officer and shall be responsible for all of the operations of the Corporation and shall report to the Board of Directors.

The President shall be responsible to the Chairman and to the Board and shall see that all orders and resolutions of the Board are carried into effect. He shall, under the direction of the Board, have general supervision and direction of the other officers, employees and agents of the Corporation and shall see that their duties, as assigned by the Board, are properly performed. He shall designate and assign the duties of the officers under his supervision, with the approval of the Board of Directors or at their direction.

The President shall have authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation; he shall have power to endorse, when sold, assigned, transferred or otherwise disposed of by the Corporation, all certificates for shares, bonds, or other securities or other evidences of indebtedness issued by other corporations, associations, trusts, whether public or private, or by any government or agency thereof, and owned or held by the

Corporation and to make, execute and deliver all instruments or assignments or transfers of any such stocks, bonds, or other securities. In the absence of the Chairman of the Board, the President shall have full authority to do any and all things delegated to the Chairman of the Board by the Board of Directors or by any committee of the Board having authority.

He shall have general authority over the Corporation's business and shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

The President will perform all of the duties and have all of the authority of the Chairman of the Board in the absence of the Chairman of the Board.

Section 4. Vice Presidents. The vice presidents (in order of the executive vice president, senior vice president and other vice presidents, each class in order of the seniority of its respective members) shall, in the absence or disability of the Chairman and President, perform the duties and exercise such other powers as the Board of Directors, the Chairman of the Board or the President may prescribe. One or more vice presidents may be designated by the Board of Directors as either "executive vice president" or "senior vice president".

Section 5. Treasurer. The Treasurer shall be the Corporation's chief financial officer and shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and shall deposit all such funds in the name of the Corporation in such banks or other depositories as shall be selected or authorized to be selected by the Board; shall render or cause to be rendered a statement of the condition of the finances of the Corporation at all regular meetings of the Board, and a full financial report at the annual meeting of stockholders, if called upon so to do; shall receive and give receipt for moneys due and payable to the Corporation from any source whatsoever; and, in general, shall perform or cause to be performed all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board.

Section 6. Assistant Treasurer. The Assistant Treasurers shall perform such duties as from time to time may be assigned to them by the Chairman of the Board, the President, the Treasurer or the Board. At the request of the Treasurer, or in case of his absence or inability to act, any Assistant Treasurer may act in his place.

Section 7. Secretary. The Secretary, if present, shall act as secretary at all meetings of the Board and of the stockholders and keep the minutes thereof in a book or books to be provided for that purpose; shall see that all notices required to be given by the Corporation are duly given and served; shall be custodian of the seal of the Corporation and shall affix the seal or cause it or a facsimile thereof to be affixed to all certificates of stock of the Corporation and to all documents the execution of which on behalf of the Corporation under its seal shall be duly authorized in accordance with the provisions of these By-Laws; shall have charge of the stock records of the Corporation; shall see that all reports, statements and other documents required by law are properly kept and filed; may sign, with any other proper officer of the Corporation thereunto authorized, certificates for Shares, securities or evidences of indebtedness of the Corporation; and, in general, shall perform all the

duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman of the Board or the Board.

Section 8. Assistant Secretaries. The Assistant Secretaries shall perform such duties as from time to time may be assigned to them by the Chairman of the Board, the President, the Secretary or the Board. At the request of the Secretary, or in case of his absence or inability to act, any Assistant Secretary may act in his place.

Section 9. Compensation. The salaries of the principal officers shall be fixed from time to time by the Board, after taking account of any recommendations by any committee to which the power to advise with respect to salaries is delegated by the Board. The Board may from time to time delegate to any principal officer or any committee power to fix the salaries of other officers, agents and employees. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation or a member of any committee contemplated by these By-Laws.

Section 10. Other Officers. The other officers of the Corporation shall perform such duties and shall exercise such powers as may be prescribed by the Board of Directors, or by the Chairman or the President acting under authority delegated them by the Board of Directors.

Section 11. Vacancies. Vacancies in office arising from any cause may be filled by action of the Board of Directors at any regular or special meeting of the Board.

Section 12. Removal of Officers. The Board of Directors may remove any officer from office at any time by a majority vote of the Board of Directors.

ARTICLE VI

Contracts, Checks, Bank Accounts, Etc.

Section 1. Contracts, etc., How Executed. The Board may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances and if the Board so provides may be delegated by the person so authorized; and, unless so authorized by the Board or these By-Laws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

Section 2. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, as shall from time to time be determined by resolution of the Board.

Section 3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Chairman of the Board, the President or any other officer or officers authorized by the Board shall direct in such banks, trust companies or other depositaries as may be selected by the Chairman of the Board, the President or any other officer or officers or agent or agents to whom power in that respect shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by such officer or officers or agent or agents as shall be determined by the Chairman of the Board, the President or any other officer or officers designated by the Board.

Section 4. General and Special Bank Accounts. The Board of Directors or the Chairman of the Board, the President or any other officer or officers designated by the Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositaries as may be selected by the Chairman of the Board, the President or any other officer or officers or agent or agents to whom power in that respect shall have been delegated expressly by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.

ARTICLE VII

Shares

Section 1. Certificates for Shares. Every holder of Shares shall be entitled to have a certificate, in such form as the Board shall prescribe, certifying the number and class of Shares owned by him. Each such certificate shall be signed in the name of the Corporation by the Chairman or Vice Chairman of the Board, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary representing the number of Shares registered in certificate form. Any or all the signatures may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate or certificate shall cease to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the Shares represented by certificates for Shares of the Corporation, the number of Shares represented by such certificates, respectively, and the respective dates thereof, and, in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled and a new certificate or certificates shall not be issued in exchange for any existing certificates until such existing certificate shall have been so cancelled, except in cases otherwise provided for in this Article VII.

Section 2. Transfer of Shares. Each transfer of Shares shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a transfer agent appointed as in this Article VII provided, upon the payment of any taxes thereon and the surrender of the certificate or certificates for such Shares properly endorsed. The person in whose name Shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided that whenever any transfer of Shares shall be made for collateral security and not absolutely, such fact, if known to the Corporation or to any such agent, shall be so expressed in the entry of transfer if requested by both the transferor and transferee.

Section 3. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for Shares of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer agents and one or more registrars, and may require all certificates for Shares of the Corporation to bear the signature or signatures of any of them.

Section 4. Date for Determining Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors shall fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) or less than ten (10) days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors shall fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of Shares, or for the purpose of any other lawful action, the Board of Directors shall fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action.

Section 5. Lost, Stolen or Destroyed Stock Certificates. The Corporation may issue a new certificate representing Shares in place of any certificate therefore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative to give the Corporation a bond sufficient to

indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate representing Shares.

ARTICLE VIII

Indemnification

Without limitation, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the full extent permitted by the Delaware General Corporation Law, upon such determination having been made as to his good faith and conduct as is required by the Delaware General Corporation Law. Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

ARTICLE IX

Seal

The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and the word "Delaware" as impressed to the margin hereof.

ARTICLE X

Fiscal Year

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

ARTICLE XI

Amendments

These By-Laws (including, without limitation, this Article XI) may be altered, amended or repealed or new By-Laws may be adopted by the Board of Directors solely in the manner prescribed in the Corporation's Certificate of Incorporation.

ARTICLE XII

Definitions

Terms defined in the Certificate of Incorporation shall have the same meaning when used in these By-Laws.